UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2002

Eagle Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-14379	58-1640222

(State of incorporation)	(Commission File Number)	(IRS employer identification)

4419 Cowan Road Tucker, Georgia	30084

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-908-6690

ITEM 4. Changes to Registrant’s Certifying Accountant

On May 17, 2002, Eagle Bancshares, Inc. (“Eagle”), dismissed its current independent public accountants, Arthur Andersen LLP (“Andersen”), and engaged Deloitte and Touche LLP to serve as its new independent public accountants. Deloitte and Touche LLP will issue a report on Eagle’s consolidated financial statements for the fiscal year ended March 31, 2002. The change in accountants was recommended by the Audit Committee to the Board of Directors and approved by the Board of Directors.

During Eagle’s two most recent fiscal years ended March 31, 2001, and the subsequent interim period through May 17, 2002, there were no disagreements between Eagle and Andersen on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the matter of the disagreement in connection with its reports. Neither of Andersen’s reports on Eagle’s consolidated financial statements for each of the fiscal years ended March 31, 2001 and 2000, contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A report on Eagle’s consolidated financial statements for the 2002 fiscal year has not yet been issued, but it is expected to be issued in June 2002, in conjunction with the filing of Eagle’s Annual Report on Form 10-K for the year ended March 31, 2002.

Prior to the dismissal of Andersen, Eagle did not consult with Deloitte and Touche LLP regarding the application of accounting principles to a specific completed or contemplated transaction or any matter that was either the subject of a disagreement or a reportable event. Eagle also did not consult with Deloitte and Touche LLP regarding the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

Eagle requested that Andersen furnish it with a letter addressed to the SEC stating whether or not Andersen agrees with the above statements. A copy of such letter, dated May 22, 2002, is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 22, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EAGLE BANCSHARES, INC.
(Registrant)

By:	/S/ SHEILA E. RAY

Sheila E. Ray

Chief Financial Officer

Date: May 22, 2002

Index to Exhibits

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 22, 2002